Exhibit 10.12

WAIVER AND FIRST AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT,
TERM LOAN AND SECURITY AGREEMENT

This WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of May 25, 2006 but, unless otherwise specified, effective for all purposes as of December 1, 2005 (the “Effective Date”) among INSIGHT EQUITY A.P. X, LP, a Texas limited partnership (“Borrower”), INSIGHT EQUITY A.P. X ASIA, LLC, a Delaware limited liability company (“Asia LLC”), PT. VISION-EASE ASIA, an investment company organized under the laws of the Republic of Indonesia (“Vision-Ease Asia”), INSIGHT EQUITY A.P. X CANADA, LLC, a Delaware limited liability company (“Canada LLC”), INSIGHT EQUITY A.P. X CANADA PARTNERS, LP, a Texas limited partnership (“Canada LP”), VISION-EASE CANADA CO., an unlimited company organized under the laws of the Province of Nova Scotia, Canada and successor in interest by amalgamation to Vision-Ease Canada, Ltd. (“Vision-Ease Canada”), VISION EASE LENS EUROPE LIMITED, a company limited by shares registered in England and Wales (“Vision-Ease Europe”), VISION-EASE LENS LIMITED, a company limited by shares registered in England and Wales (“Vision-Ease Lens”), INSIGHT EQUITY A.P. X COMPANY, LLC, a Texas limited liability company and the general partner of Borrower (“General Partner”), the financial institutions which are now or which hereafter become a party hereto (collectively, “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC and its successors and assigns in such capacity, “Agent”).

R E C I TAL S:

A.            Pursuant to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of December 1, 2005, by and among Borrower, Asia LLC, Vision-Ease Asia, Canada LLC, Canada LP, Vision-Ease Canada, Vision-Ease Europe, Vision-Ease Lens, General Partner, Lenders and Agent (the “Agreement”), Lenders extended certain credit facilities to Borrower.

B.            Borrower and the Loan Parties have requested that the Agreement be amended in certain respects, and Agent and Lenders are willing to comply with such request subject to the terms and provisions of this Amendment.

C             Pursuant to Section 9.7 of the Agreement, Borrower was required to furnish to Agent financial statements for the fiscal year ended December 31, 2005, and certain other documents related thereto.  Borrower failed to timely deliver such financial statements and related documents and such failure constitutes an Event of Default pursuant to Section 10.3 of the Agreement.  Borrower and the Loan Parties have requested that Agent and Lenders waive such Event of Default and permit Borrower to furnish such financial statements and related documents on or prior to June 15, 2006.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1             Terms Defined.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Agreement (as amended by this Amendment).

ARTICLE 2

AMENDMENTS

Section 2.1             Amendments to Agreement.  Subject to the conditions set forth in Article 4 of this Amendment, the Agreement is hereby amended as follows:

(a)           Amendment to Definition of “EBITDA”.  Effective as of the Effective Date, the definition of the term “EBITDA” in Section 1.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“EBITDA” shall mean, for any period and without duplication, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses of Borrower and its consolidated Subsidiaries for such period, plus (c) amortization expenses of Borrower and its consolidated Subsidiaries for such period, plus (d) if and to the extent that such management fee expenses have been deducted for purposes of determining Earnings Before Interest and Taxes, management fee expenses of Borrower, to the extent permitted under Section 7.7 hereof, for such period, plus (e) if and to the extent not already included in clause (c) above, fees, commissions and charges payable on the Closing Date under this Agreement, the Fee Letter or the Term Loans B Credit Agreement and fees previously amortized that are required to be expensed due to this amendment and restatement of the Existing Agreement; provided, however, that EBITDA for each of the months of November 2004 through and including October 2005 shall be the amounts for such month set forth on Schedule 1.2(c) hereto.

(b)           Amendment to Definition of “Fixed Charge Coverage Ratio”.  Effective as of the Effective Date, the definition of the term “Fixed Charge Coverage Ratio” in Section 1.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) (i) EBITDA minus (ii) Capital Expenditures actually paid in cash (and not financed) by Borrower and its consolidated Subsidiaries during such fiscal period minus (iii) all cash taxes paid or payable by Borrower and its consolidated Subsidiaries during such fiscal period, minus (iv) all dividends and/or distributions (but excluding the payment, on or before the Closing Date, of accrued dividends on the issued and outstanding Class A-1 Preferred Partnership Rights of Borrower in an aggregate amount not to exceed $600,821.92 and accrued dividends on, and the redemption price of, the issued and outstanding Class A-2 Preferred Partnership Rights of Borrower in an

aggregate amount not to exceed $2,000,000.00 and $12,500,000.00, respectively) paid pursuant to Section 7.7 hereof or otherwise to (b) all Senior Debt Payments, other than mandatory prepayments of principal based upon Excess Cash Flow required pursuant to Section 2.14(b), plus all Subordinated Debt Payments, in each case paid or payable during such fiscal period; provided, however, that, for purposes of Section 6.5 hereof and the calculation of the Fixed Charge Coverage Ratio for any four fiscal quarter period ending on or before September 30, 2005, all components of the Fixed Charge Coverage Ratio shall be determined in accordance with Section 6.5.

(c)           Amendment to Definition of Tangible Net Worth.  Effective as of the Effective Date, the definition of the term “Tangible Net Worth” in Section 1.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Tangible Net Worth” shall mean, at a particular date and without duplication, (a) the aggregate amount of all assets of Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP consistently applied excluding such assets as are properly classified as intangible assets under GAAP, plus (b) intangible assets acquired or created on or before December 1, 2005, less (c) the aggregate amount of all liabilities of Borrower and its consolidated Subsidiaries as may be properly classified as such in accordance with GAAP, plus (d) the sum of (i) the aggregate amount of the prepayment fees or penalties paid by Borrower to the holders of the Subordinated Loans in connection with the prepayment of the Subordinated Loans, provided that such amount shall not exceed $720,000, (ii) the aggregate amount of Borrower’s costs associated with the closing of the Existing Agreement which were required to be expensed by Borrower in connection with the execution of this Agreement (as on amendment and restatement of the Existing Agreement), provided that such amount shall not exceed $859,000, and (iii) Permitted Tax Payments made and permitted to be made in accordance with Section 7.7(b) of this Agreement; provided, however, that for purposes of clause (c) preceding, liabilities consisting of the Warrants shall be excluded.

ARTICLE 3

WAIVER

Section 3.1             Waiver.  Notwithstanding anything to the contrary contained in the Agreement or any Other Document, Lenders hereby waive the Event of Default that occurred as a result of Borrower’s failure to timely furnish to Agent financial statements of Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2005 and other documents required to be delivered therewith, all as required by Section 9.7 of the Agreement, and Lenders hereby agree that delivery of such financial statements and such other documents on or before June 15, 2006 is hereby consented to and shall not constitute a violation of Section 9.7 of the Agreement or an Event of Default under the Agreement or an event of default under any Other Document.

Section 3.2             Limitation of Waiver.  The waiver and consent set forth in Section 3.1 of this Amendment shall be limited strictly as written and shall not be deemed a waiver of, or a consent to noncompliance with, any term or provision of the Agreement or any Other Document except as expressly set forth in Section 3.1 of this Amendment.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.1             Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)           Agent shall have received all of the following in form and substance satisfactory to Agent:

(i)            Amendment Documents.  This Amendment and any other instrument, document or certificate reasonably required by Agent to be executed or delivered by Borrower or any other Loan party in connection with this Amendment, duly executed by all parties thereto (the “Amendment Documents”);

(ii)           Amendment to Term Loans B Credit Agreement.  An amendment to the Term Loans B Credit Agreement which is substantially similar to this Amendment; and

(iii)          Additional Information.  Such additional agreements, documents, instruments and information as Agent or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may reasonably request to effect the transactions contemplated hereby.

(b)           The representations and warranties contained herein and in the Agreement and all Other Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Agreement or such Other Documents, made only in reference to a specific date).

Section 4.2             Satisfaction.  In the event that any of the conditions precedent set forth in Section 4.1 are not fully and timely satisfied, this Amendment (including all terms and provisions hereof) shall be of no force or effect as if this Amendment were never executed; provided, however, that Agent and Required Lenders may, in their sale discretion, waive any of such conditions precedent at any time.

ARTICLE 5

MISCELLANEOUS

Section 5.1             Representations and Warranties.  Borrower and each Loan Party hereby jointly and severally represent and warrant to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower or any Loan Party and will not violate Borrower’s or any Loan Party’s organizational documents, (b) the term “Other Documents” as defined in the Agreement and as used in the Agreement or any of the Other Documents includes, without limitation, the Amendment Documents, (c) all representations and warranties set forth in the Agreement and in the Other Documents are true and correct in all material respects as if made again on and as of such date (except to the extent that such representations and warranties were expressly made only in reference to a specific date), (d) no Default has occurred and is continuing, and (e) the Agreement and the Other Documents (as amended by this Amendment) are and remain legal, valid, binding and enforceable obligations of Borrower and/or the Loan Parties, as applicable.

Section 5.2             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF TEXAS.

Section 5.3             Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Section 5.4             No Oral Agreements.  THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG (A) BORROWER, (B) ANY LOAN PARTY, (C) AGENT AND/OR (D) ANY LENDER.

Section 5.5             Agreement Remains in Effect; No Waiver.  Except as expressly provided herein, all terms and provisions of Agreement and the Other Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.  No waiver by Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default.  No delay or omission by Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Other Documents or otherwise.

Section 5.6             Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any Other Document shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

Section 5.7             Reference to Agreement.  Each of the Agreement and the Other Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Agreement or Other Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.8             Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

Section 5.9             Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrower, the other Loan Parties and their respective successors and assigns, except that neither Borrower nor any other Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

Section 5.10           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.11           Consent.  Each Loan Party, as a Guarantor of the Obligations, hereby consents to Borrower, Agent and Lenders entering into this Amendment and agrees that (a) the Other Documents to which such Loan Party is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with their respective terms and are hereby ratified and confirmed in all respects, and (b) the indebtedness, liabilities and obligations secured, guaranteed and/or evidenced by the Other Documents to which such Loan Party is a party include, without limitation, all “Obligations” as such term is defined in the Agreement as amended by this Amendment and as such “Obligations” may be increased or modified directly or indirectly as a result of or in connection with this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, the Loan Parties, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

BORROWER:

INSIGHT EQUITY A.P. X, LP

By:	Insight Equity A.P. X Company, LLC
Title:	General Partner

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: CRO

ADDITIONAL LOAN PARTIES:

INSIGHT EQUITY A.P. X ASIA, LLC

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: CRO

PT. VISION-EASE ASIA

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: Commissioner

INSIGHT EQUITY A.P. X CANADA, LLC

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: CRO

INSIGHT EQUITY A.P. X CANADA PARTNERS, LP

By:	Insight Equity A.P. X Canada, LLC
Title:	General Partner

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: CRO

VISION-EASE CANADA CO.

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: CRO

VISION EASE LENS EUROPE LIMITED

By:	/s/ Richard G. Faber
Name: Richard G. Faber
Title: Director

VISION-EASE LENS LIMITED

By:	/s/ Richard G. Faber
Name: Richard G. Faber
Title: Director

INSIGHT EQUITY A.P. X COMPANY, LLC

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: CRO

AGENT AND A LENDER:

PNC BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ John Wattinger
Name: John Wattinger
Title: Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Daniel J. Curry
Name: Daniel J. Curry
Title: Vice President